Exhibit 99.1
Capri Holdings Limited Announces Fourth Quarter and Full Year Fiscal 2023 Results
Achieved Record Revenue at Versace and Jimmy Choo in Fiscal 2023
Returned $1.35 Billion to Shareholders in Fiscal 2023
London — May 31, 2023 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced its financial results for the fourth quarter and full year fiscal 2023 ended April 1, 2023.
Fourth Quarter Fiscal 2023 Highlights
•Revenue decreased 10.5% on a reported basis and 3.0% on a 52-week constant currency basis
•Adjusted gross margin expanded 90 basis points versus prior year
•Adjusted operating margin of 9.1%
•Adjusted earnings per share of $0.97

John D. Idol, the Company’s Chairman and Chief Executive Officer said, "Looking back on fiscal 2023, revenue increased high-single-digits and earnings per share increased mid-single-digits. These results were measured on a 52-week constant currency basis. We achieved several milestones in fiscal 2023, including record revenue at Versace and Jimmy Choo as well as mid-single-digit revenue growth at Michael Kors. Additionally, we generated strong free cash flow and returned $1.35 billion to shareholders. These results demonstrate the power of our business model, the strength of our luxury houses and the execution of our strategic initiatives."
Mr. Idol continued, "With Versace, Jimmy Choo and Michael Kors we have three incredibly powerful brands to drive our future growth. While we recognize that there are near-term uncertainties in the Americas, we are encouraged by the strong trends in Asia and continued growth in EMEA. Looking to fiscal 2024, we anticipate revenue will increase low-single-digits and earnings per share will increase mid-single-digits. Beyond fiscal 2024, we remain confident in our ability to achieve our long-term goals over time due to the resilience of the luxury industry, the strength of our three powerful iconic brands and the talented group of employees executing our strategic initiatives."
Fiscal 2023 Financial & Strategic Highlights (1)
•Drove high-single-digit revenue growth
•Achieved record revenue at Versace and Jimmy Choo, with double digit growth at both houses
•Generated mid-single-digit revenue growth at Michael Kors
•Accelerated growth of accessories across all houses, with retail sales of women’s accessories increasing over 40% at Versace, over 20% at Jimmy Choo and low-single-digits at Michael Kors
•Continued to grow footwear across all brands, with retail sales of women's footwear increasing low-double-digits at Versace and Michael Kors and high-single-digits at Jimmy Choo
•Drove customer awareness and brand engagement, adding 12.6 million new names to our databases which represented the largest increase in the Company’s history
•Returned $1.35 billion to shareholders through share repurchases, reflecting strong balance sheet and free cash flow generation
(1) Revenue growth rates on a 52-week constant currency basis
Fourth Quarter Fiscal 2023 Results
Financial Results and non-GAAP Reconciliation
The Company’s results are reported in this press release in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release.
Overview of Capri Holdings Fourth Quarter Fiscal 2023 Results
The Company noted that fiscal year 2022 had 53 weeks versus 52 weeks in fiscal year 2023. As a result, the Company's results for the fiscal 2022 fourth quarter and fiscal year ended April 2, 2022, include approximately $70 million in revenue related to the 53rd week.
•Total revenue of $1.335 billion decreased 10.5% compared to last year. On a 13-week constant currency basis, total revenue decreased 3.0%.
•Gross profit was $867 million and gross margin was 64.9%, compared to $956 million and 64.1% in the prior year. Adjusted gross profit was $863 million and adjusted gross margin was 64.6%, compared to $951 million and 63.7% in the prior year.
•Loss from operations was $40 million and operating margin was (3.0)% compared to income from operations of $119 million and operating margin of 8.0% in the prior year. Adjusted income from operations was $121 million and operating margin was 9.1%, compared to $212 million and 14.2% in the prior year.
•Net loss was $34 million, or $(0.28) per diluted share, compared to net income of $81 million, or $0.54 per diluted share, in the prior year. Adjusted net income was $121 million, or $0.97 per diluted share, compared to $152 million, or $1.02 per diluted share, in the prior year.
•Net inventory at April 1, 2023 was $1.057 billion, a 3.6% decrease compared to the prior year.

Versace Fourth Quarter Fiscal 2023 Results
•Versace revenue of $274 million decreased 13.0% compared to the prior year. On a constant currency basis, total revenue decreased 8.6%.
•Versace operating income was $14 million and operating margin was 5.1% compared to an operating income of $50 million and operating margin of 15.9% in the prior year.
Jimmy Choo Fourth Quarter Fiscal 2023 Results
•Jimmy Choo revenue of $151 million decreased 3.2% compared to the prior year. On a 13-week constant currency basis, total revenue increased 5.6%.
•Jimmy Choo operating loss was $7 million and operating margin was (4.6)%, compared to $15 million and operating margin of (9.6)% in the prior year.
Michael Kors Fourth Quarter Fiscal 2023 Results
•Michael Kors revenue of $910 million decreased 10.9% compared to the prior year. On a 13-week constant currency basis, total revenue decreased 2.2%.
•Michael Kors operating income was $147 million and operating margin was 16.2%, compared to operating income of $210 million and operating margin of 20.6% in the prior year.

Share Repurchase Authorization
During the fourth quarter, the Company repurchased approximately 8.5 million ordinary shares for approximately $400 million in open market transactions. As of April 1, 2023 the remaining availability under the Company's share repurchase program was $400 million.

Outlook
The following guidance is provided on an adjusted, non-GAAP basis. Financial results could differ materially from the current outlook due to a number of external factors which are not reflected in our guidance, including changes in global macroeconomic conditions, greater than anticipated inflationary pressures, further considerable fluctuations in foreign currency exchange rates, COVID-19 variants and other COVID related disruptions.
Fiscal Year 2024 Outlook
For Capri Holdings, the Company expects the following:
•Total revenue of approximately $5.7 billion
•Modest gross margin expansion
•Operating margin of approximately 16.5%
•Net interest expense of approximately $20 million
•Effective tax rate of approximately 15%
•Weighted average diluted shares outstanding of approximately 122 million
•Diluted earnings per share of approximately $6.40
•Capital expenditures of approximately $260 million

For Versace, the Company expects the following:
•Total revenue of approximately $1.2 billion
•Operating margin in the mid-teens range
For Jimmy Choo, the Company expects the following:
•Total revenue of approximately $700 million
•Operating margin in the high-single-digit range
For Michael Kors, the Company expects the following:
•Total revenue of approximately $3.8 billion
•Operating margin in the low-20% range
First Quarter Fiscal 2024 Outlook
For Capri Holdings, the Company expects the following:
•Total revenue of approximately $1.2 billion
•Operating margin of approximately 8.5%
•Net interest expense of approximately $4 million
•Effective tax rate of approximately 15%
•Weighted average diluted shares outstanding of approximately 120 million
•Diluted earnings per share of approximately $0.70
For Versace, the Company expects the following:
•Total revenue of approximately $245 million
•Operating margin of break-even
For Jimmy Choo, the Company expects the following:
•Total revenue of approximately $180 million
•Operating margin in the high-single-digit range
For Michael Kors, the Company expects the following:
•Total revenue of approximately $775 million
•Operating margin in the mid-teens range
Fiscal Year 2024 Outlook
For Capri Holdings, the Company expects the following:

	First Half	Second Half	Fiscal Year 2024
Revenue	~$2.6B	~$3.1B	~$5.7B
Adjusted Operating Margin	~13.0%	~19.5%	~16.5%
Adjusted EPS	~$2.50	~$3.90	~$6.40

Conference Call Information
A conference call to discuss fourth quarter and full year fiscal 2023 results is scheduled for today, May 31, 2023 at 8:30 a.m. ET. A live webcast of the conference call will be available on the Company’s website, www.capriholdings.com. In addition, a replay will be available shortly after the conclusion of the call and remain available until June 7, 2023. To access the telephone replay, listeners should dial 1-844-512-2921 or 1-412-317-6671 for international callers. The access code for the replay is 13736113. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain on the website for 90 days. Additionally, a fourth quarter fiscal 2023 earnings highlights presentation is posted on the company's website.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. Additionally, this earnings release includes certain non-GAAP financial measures that exclude certain costs associated with COVID-19 related charges, long-lived asset impairments, ERP implementation costs, Capri transformation costs, restructuring and other charges, charitable donations and the war in Ukraine. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding these items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Capri Holdings Limited
Capri Holdings is a global fashion luxury group consisting of iconic, founder-led brands Versace, Jimmy Choo and Michael Kors. Our commitment to glamorous style and craftsmanship is at the heart of each of our luxury brands. We have built our reputation on designing exceptional, innovative products that cover the full spectrum of fashion luxury categories. Our strength lies in the unique DNA and heritage of each of our brands, the diversity and passion of our people and our dedication to the clients and communities we serve. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.

Forward Looking Statements
This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri Holdings Limited (the “Company”) about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases, are forward-looking statements. These forward-looking statements are not guarantees of future financial performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include changes in consumer traffic and retail trends; high consumer debt levels, recession and inflationary pressures; loss of market share and industry competition; the impact of the COVID-19 pandemic, levels of cash flow and future availability of credit, compliance with restrictive covenants under the Company’s credit agreement, the Company’s ability to integrate successfully and to achieve anticipated benefits of any acquisition and to successfully execute our growth strategies; the risk of disruptions to the Company’s businesses; risks associated with operating in international markets and our global sourcing activities, including disruptions or delays in manufacturing or shipments; the risk of cybersecurity threats and privacy of data security breaches; the negative effects of events on the market price of the Company’s ordinary shares and its operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the Company’s businesses; fluctuations in demand for the Company’s products; levels of indebtedness (including the indebtedness incurred in connection with acquisitions); the timing and scope of future share buybacks, which may be made in open market or privately negotiated transactions, and are subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy and other relevant factors, and which share repurchases may be suspended or discontinued at any time, the level of other investing activities and uses of cash; fluctuations in the capital markets; fluctuations in interest and exchange rates; the occurrence of unforeseen epidemics and pandemics, disasters or catastrophes; extreme weather conditions and natural disasters; political or economic instability in principal markets; adverse outcomes in litigation; and general, local and global economic, political, business and market conditions including acts of war and other geopolitical conflicts; as well as those risks set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2022 (File No. 001-35368). Any forward-looking statement in this press release speaks only as of the date made and the Company disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

CONTACTS:
Investor Relations:
Jennifer Davis
+1 (201) 514-8234
Jennifer.Davis@CapriHoldings.com
Media:
Dinesh Kandiah
+1 (917) 934-2427
Press@CapriHoldings.com

SCHEDULE 1
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended		Fiscal Years Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Total revenue	$1,335	$1,492	$5,619	$5,654
Cost of goods sold	468	536	1,895	1,910
Gross profit	867	956	3,724	3,744
Total operating expenses	907	837	3,045	2,841
(Loss) income from operations	(40)	119	679	903
Other income, net	(1)	—	(3)	(2)
Interest expense (income), net	11	(7)	24	(18)
Foreign currency loss	20	7	10	8
(Loss) income before provision for income taxes	(70)	119	648	915
(Benefit) provision for income taxes	(37)	38	29	92
Net (loss) income	(33)	81	619	823
Less: Net income attributable to noncontrolling interests	1	—	3	1
Net (loss) income attributable to Capri	$(34)	$81	$616	$822
Weighted average ordinary shares outstanding:
Basic	123,327,209	146,239,474	132,532,009	149,724,675
Diluted	123,327,209	148,757,360	134,002,480	152,497,907
Net income (loss) per ordinary share:
Basic	$(0.28)	$0.55	$4.65	$5.49
Diluted	$(0.28)	$0.54	$4.60	$5.39

SCHEDULE 2
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	April 1, 2023	April 2, 2022
Assets
Current assets
Cash and cash equivalents	$249	$169
Receivables, net	369	434
Inventories, net	1,057	1,096
Prepaid expenses and other current assets	195	192
Total current assets	1,870	1,891
Property and equipment, net	552	476
Operating lease right-of-use assets	1,330	1,358
Intangible assets, net	1,728	1,847
Goodwill	1,293	1,418
Deferred tax assets	296	240
Other assets	226	250
Total assets	$7,295	$7,480
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$475	$555
Accrued payroll and payroll related expenses	154	165
Accrued income taxes	73	52
Short-term operating lease liabilities	429	414
Short-term debt	5	29
Accrued expenses and other current liabilities	314	351
Total current liabilities	1,450	1,566
Long-term operating lease liabilities	1,348	1,467
Deferred tax liabilities	508	432
Long-term debt	1,822	1,131
Other long-term liabilities	318	326
Total liabilities	5,446	4,922
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 224,166,250 shares issued and 117,347,045 outstanding at April 1, 2023; 221,967,599 shares issued and 142,806,269 outstanding at April 2, 2022	—	—
Treasury shares, at cost (106,819,205 shares at April 1, 2023 and 79,161,330 shares at April 2, 2022)	(5,351)	(3,987)
Additional paid-in capital	1,344	1,260
Accumulated other comprehensive income	147	194
Retained earnings	5,708	5,092
Total shareholders’ equity of Capri	1,848	2,559
Noncontrolling interest	1	(1)
Total shareholders’ equity	1,849	2,558
Total liabilities and shareholders’ equity	$7,295	$7,480

SCHEDULE 3
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended		Fiscal Years Ended
		April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Revenue by Segment and Region:
Versace	The Americas	$88	$125	$408	$408
	EMEA	118	121	468	425
	Asia	68	69	230	255
Versace Revenue		274	315	1,106	1,088

Jimmy Choo	The Americas	45	48	196	175
	EMEA	62	54	255	229
	Asia	44	54	182	209
Jimmy Choo Revenue		151	156	633	613

Michael Kors	The Americas	571	667	2,616	2,627
	EMEA	203	219	819	835
	Asia	136	135	445	491
Michael Kors Revenue		910	1,021	3,880	3,953

Total Revenue		$1,335	$1,492	$5,619	$5,654

(Loss) Income from Operations:
Versace		$14	$50	$152	$185
Jimmy Choo		(7)	(15)	38	13
Michael Kors		147	210	868	1,005
Total segment income from operations		154	245	1,058	1,203
Less: Corporate expenses		(62)	(67)	(233)	(190)
Restructuring and other charges		(5)	(17)	(16)	(42)
Impairment of long-lived assets		(130)	(40)	(142)	(73)
Impact of war in Ukraine		—	(9)	3	(9)
COVID-19 related charges		3	7	9	14
Total (Loss) Income from Operations		$(40)	$119	$679	$903

Operating Margin:
Versace		5.1%	15.9%	13.7%	17.0%
Jimmy Choo		(4.6)%	(9.6)%	6.0%	2.1%
Michael Kors		16.2%	20.6%	22.4%	25.4%
Capri		(3.0)%	8.0%	12.1%	16.0%

SCHEDULE 4
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	As of
Retail Store Information:	April 1, 2023	April 2, 2022
Versace	223	209
Jimmy Choo	237	237
Michael Kors	812	825
Total number of retail stores	1,272	1,271

SCHEDULE 5
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	April 1, 2023	April 2, 2022	As Reported	Constant Currency
Total revenue:
Versace	$274	$315	(13.0)%	(8.6)%
Jimmy Choo	151	156	(3.2)%	0.6%
Michael Kors	910	1,021	(10.9)%	(8.3)%
Total revenue	$1,335	$1,492	(10.5)%	(7.5)%

	Fiscal Years Ended		% Change
	April 1, 2023	April 2, 2022	As Reported	Constant Currency
Total revenue:
Versace	$1,106	$1,088	1.7%	13.8%
Jimmy Choo	633	613	3.3%	11.4%
Michael Kors	3,880	3,953	(1.8)%	2.0%
Total revenue	$5,619	$5,654	(0.6)%	5.3%

SCHEDULE 6

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended April 1, 2023
	As Reported	Impairment of Assets	Restructuring and Other Charges (1)	COVID-19 Related Charges	ERP Implementation (2)	Capri Transformation(3)	War in Ukraine	As Adjusted
Gross profit	$867	$—	$—	$(3)	$—	$—	$(1)	$863

Operating expenses	$907	$(130)	$(5)	$—	$(5)	$(24)	$(1)	$742

Total (loss) income from operations	$(40)	$130	$5	$(3)	$5	$24	$—	$121

Foreign currency loss (gain)	$20	$—	$(14)	$—	$—	$—	$—	$6

(Loss) income before provision for income taxes	$(70)	$130	$19	$(3)	$5	$24	$—	$105
(Benefit) for income taxes	$(37)	$12	$5	$(1)	$1	$3	$—	$(17)
Net (loss) income attributable to Capri	$(34)	$118	$14	$(2)	$4	$21	$—	$121
Weighted average diluted ordinary shares outstanding	123,327,209							124,859,442
Diluted net (loss) income per ordinary share - Capri	$(0.28)	$0.95	$0.11	$(0.02)	$0.04	$0.17	$—	$0.97
______________________
(1)Amounts impacting operating expenses primarily includes charges recorded in connection with the acquisition of Gianni Versace S.r.l. The foreign currency exchange loss represents a charge recognized in conjunction with restructuring activities to rationalize certain legal entities within our structure.
(2)Represents a multi-year ERP implementation which includes accounting, finance and wholesale and retail inventory solutions in order to create standardized finance IT applications across our organization. This ERP implementation will continue through Fiscal 2026 and we expect expenditures up to $170 million over the next three fiscal years.
(3)The Capri transformation program represents a multi-year, multi-project initiative extending through Fiscal 2026 intended to improve the operating effectiveness and efficiency of our organization by creating best in class shared platforms across our brands and by expanding our digital capabilities. These initiatives cover multiple aspects of our operations including supply chain, marketing, omni-channel customer experience, e-commerce, data analytics and IT infrastructure. Over the next three fiscal years, we expect expenditures up to $220 million related to these efforts.

SCHEDULE 7

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Fiscal Year Ended April 1, 2023
	As Reported	Impairment of Assets	Restructuring and Other Charges (1)	COVID-19 Related Charges	ERP Implementation (2)	Capri Transformation(3)	War in Ukraine	As Adjusted
Gross profit	$3,724	$—	$—	$(9)	$—	$—	$(1)	$3,714

Operating expenses	$3,045	$(142)	$(16)	$—	$(25)	$(58)	$2	$2,806

Total income from operations	$679	$142	$16	$(9)	$25	$58	$(3)	$908

Foreign currency loss (gain)	$10	$—	$(14)	$—	$—	$—	$—	$(4)

Income before provision for income taxes	$648	$142	$30	$(9)	$25	$58	$(3)	$891
Provision for income taxes	$29	$14	$8	$(2)	$6	$13	$(1)	$67
Net income attributable to Capri	$616	$128	$22	$(7)	$19	$45	$(2)	$821
Diluted net income per ordinary share - Capri	$4.60	$0.96	$0.16	$(0.05)	$0.13	$0.34	$(0.01)	$6.13
______________________
(1)Amounts impacting operating expenses primarily includes charges recorded in connection with the acquisition of Gianni Versace S.r.l. The foreign currency exchange loss represents a charge recognized in conjunction with restructuring activities to rationalize certain legal entities within our structure.
(2)Represents a multi-year ERP implementation which includes accounting, finance and wholesale and retail inventory solutions in order to create standardized finance IT applications across our organization. This ERP implementation will continue through Fiscal 2026 and we expect expenditures up to $170 million over the next three fiscal years.
(3)The Capri transformation program represents a multi-year, multi-project initiative extending through Fiscal 2026 intended to improve the operating effectiveness and efficiency of our organization by creating best in class shared platforms across our brands and by expanding our digital capabilities. These initiatives cover multiple aspects of our operations including supply chain, marketing, omni-channel customer experience, e-commerce, data analytics and IT infrastructure. Over the next three fiscal years, we expect expenditures up to $220 million related to these efforts.

SCHEDULE 8

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended April 2, 2022
	As Reported	Impairment of Assets	Restructuring and Other Charges (1)	Charitable Donations	COVID-19 Related Charges	ERP Implementation	Capri Transformation	War in Ukraine	As Adjusted
Gross profit	$956	$—	$—	$—	$(7)	$—	$—	$2	$951

Operating expenses	$837	$(40)	$(17)	$(10)	$—	$(8)	$(16)	$(7)	$739

Total income from operations	$119	$40	$17	$10	$(7)	$8	$16	$9	$212

Income before provision for income taxes	$119	$40	$17	$10	$(7)	$8	$16	$9	$212
Provision for income taxes	$38	$8	$6	$—	$6	$2	$—	$—	$60
Net income attributable to Capri	$81	$32	$11	$10	$(13)	$6	$16	$9	$152
Diluted net income per ordinary share - Capri	$0.54	$0.22	$0.07	$0.07	$(0.09)	$0.04	$0.11	$0.06	$1.02
______________________
(1)Includes store closure costs which have been incorporated into the Capri Retail Store Optimization Program, other restructuring initiatives and other costs recorded in connection with the acquisition of Gianni Versace S.r.l.

SCHEDULE 9

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Fiscal Year Ended April 2, 2022
	As Reported	Impairment of Assets	Restructuring and Other Charges(1)	Charitable Donations	COVID-19 Related Charges	ERP Implementation	Capri Transformation	War in Ukraine	As Adjusted
Gross profit	$3,744	$—	$—	$—	$(16)	$—	$—	$2	$3,730

Operating expenses	$2,841	$(73)	$(42)	$(10)	$(2)	$(19)	$(31)	$(7)	$2,657

Total income from operations	$903	$73	$42	$10	$(14)	$19	$31	$9	$1,073

Income before provision for income taxes	$915	$73	$42	$10	$(14)	$19	$31	$9	$1,085
Provision for income taxes	$92	$16	$8	$—	$6	$6	$9	$—	$137
Net income attributable to Capri	$822	$57	$34	$10	$(20)	$13	$22	$9	$947
Diluted net income per ordinary share - Capri	$5.39	$0.37	$0.22	$0.07	$(0.13)	$0.09	$0.14	$0.06	$6.21
______________________
(1)Includes store closure costs which have been incorporated into the Capri Retail Store Optimization Program, other restructuring initiatives and other costs recorded in connection with the acquisition of Gianni Versace S.r.l.